Exhibit 99.2


                            SECURITIES PURCHASE AGREEMENT

               This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 22, 1998, by and between Oly/Stratus Equities, L.P., a Texas limited partnership (the "Purchaser"), and Stratus Properties Inc. (formerly known as FM Properties Inc.), a Delaware corporation (the "Company").

                                      RECITALS:

               A. The Company presently conducts the business of developing and marketing certain real property (the "Business");

               B. The Company requires additional capital in order to expand the Business; and

               C. The Purchaser desires to provide additional capital to the Company for such purpose in accordance with the terms and subject to the conditions set forth in this Agreement.

               NOW, THEREFORE, the parties hereto agree as follows:

                         ARTICLE I.  ISSUANCE OF SECURITIES

               I.1. Authorization. The Company has duly authorized the issuance and sale of 1,712,328 shares of its Series B Participating Preferred Stock, par value $0.01 per share (the "Securities"), having an aggregate initial liquidation preference of $9,999,995.52 plus accrued and unpaid dividends thereon, if any, and other rights as specified in the Certificate of Designations of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of Series B Participating Preferred Stock and Qualifications, Limitations and Restrictions Thereof, substantially in the form of Exhibit A attached hereto (the "Certificate of Designations").

               I.2. Purchase and Sale of the Securities; the Closing. Subject to the terms and conditions hereof, the Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Securities for an aggregate purchase price of $9,999,995.52. The closing of such sale and purchase shall be held at 10:00 A.M., Dallas, Texas time, on May 22, 1998, or on such other day and time as may be agreed by the Company and the Purchaser (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201.

                    On the Closing Date, the Company will deliver to the Purchaser one or more certificates representing the Securities, registered in the name of the Purchaser or in the names of one or more nominees of the Purchaser and in any denomination as the Purchaser may specify by timely notice to the Company (or, in the absence of such notice, one certificate representing 1,712,328 shares registered in the name of the Purchaser), against delivery to the Company of immediately available funds in the amount of the purchase price of such Securities by wire transfer to an account or accounts designated in writing by the Company prior to the Closing Date.

                     ARTICLE II.  REPRESENTATIONS AND WARRANTIES

               II.1. Representations and Warranties of the Company. The Company makes the following representations and warranties to the Purchaser, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Purchaser.

                    II.1.1. Organization and Good Standing. The Company and each of the Subsidiaries (as hereinafter defined) is duly organized, validly existing and in good standing under the laws of the state of its organization. The Company and each of the Subsidiaries has the requisite power and authority to own, lease or otherwise hold the assets owned, leased or otherwise held by it and to carry on its business as presently conducted by it.
          The Company and each of the Subsidiaries is in good standing and duly qualified to conduct business as a foreign corporation, partnership or limited liability company, as applicable, in every state of the United States in which its ownership or lease of property or conduct of business makes such qualification necessary.

                    II.1.2.  Authorization of Agreement; Binding
          Obligation. The Company has the requisite corporate power to execute and to deliver this Agreement and the other Transaction Documents and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by the Company of this Agreement and the other Transaction Documents and the performance by it of the transactions contemplated hereby and thereby to be performed by it have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Transaction Documents have been duly executed and delivered by duly authorized officers of the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with terms hereof or thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    II.1.3.  Subsidiaries and Equity Investments.  (a)
          Schedule 2.1.3 sets forth (i) the name of each entity of which the Company directly or indirectly owns shares of capital stock or other equity interests having in the aggregate 50% or more of the total voting power of the issued and outstanding shares of capital stock or other equity interests (individually, a "Subsidiary" and collectively, the "Subsidiaries"); (ii) the name of each corporation, partnership, limited liability company, joint venture or other entity (other than the Subsidiaries) in which the Company or any Subsidiary has, or pursuant to any agreement has the right to acquire at any time by any means, an equity interest or investment; (iii) in the case of each of the Subsidiaries, (A) the jurisdiction of organization and (B) the capitalization thereof and the percentage of each class of voting stock or other equity interests owned by the Company or by any of the Subsidiaries; and (iv) in the case of each of such entities listed pursuant to clause (ii) hereof, the equivalent of the information provided pursuant to the preceding clause (iii) with regard to the Subsidiaries.

                    (b) All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive, maintenance or similar rights. The shares of capital stock or other equity interests owned by the Company or any of the Subsidiaries as set forth on Schedule 2.1.3 are owned of record and beneficially by the Company or such Subsidiary, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions, except for security interests granted to IMC Global Inc. ("IMC") pursuant to the Sale and Guaranty Agreement among the Company, FM Properties Operating Co., Circle C Land Corp., Freeport McMoRan Inc. and IMC.

                    (c)  There are no options, warrants, calls,
          subscriptions, conversion or other rights, agreements or commitments obligating any Subsidiary to issue any additional shares of capital stock or other equity interests or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or other equity interests.

                    II.1.4.  No Restrictions Against Issuance of
          Securities; Required Consents. The execution and delivery of this Agreement and the other Transaction Documents by the Company does not, and the performance by the Company of the transactions contemplated hereby or thereby to be performed by it will not
          (a) conflict with the certificate of incorporation or bylaws, partnership agreement, operating agreement, or other organizational documents, as applicable, of the Company or any Subsidiary, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a benefit under, any material contract, permit, order, judgment or decree to which the Company or any Subsidiary is a party or by which any of their properties are bound, (c) constitute a violation of any law or regulation applicable to the Company or any Subsidiary, or (d) result in the creation of any lien, charge or encumbrance upon any of the Company's or the Subsidiaries' assets except, in the case of (a) through (d) hereof, for those that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect (i) on the business, assets, financial condition, prospects, financial projections, or results of operations of the Company and its Subsidiaries taken as a whole or (ii) on the ability of the Company to perform on a timely basis any material obligation under this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby (each, a "Material Adverse Effect"). Except as set forth on Schedule 2.1.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any nation or government, any state or other political subdivision thereof or an entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government (each a "Governmental Entity") is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or any of the other Transaction Documents by the Company or the performance by the Company of the transactions contemplated hereby or thereby to be performed by it. Assuming the accuracy of the Purchaser's representations and warranties contained in
          Section 2.2 hereof, the issuance and sale of the Securities are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

                    II.1.5. Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of common stock, $0.01 par value ("Common Stock"), and 50,000,000 shares of preferred stock, $0.01 par value ("Preferred Stock"). As of March 31, 1998, the Company had, in the aggregate, 14,288,270 shares of Common Stock issued and outstanding. As of the date of this Agreement and as of the Closing Date, except for the Securities, the Company had and will have no shares of Preferred Stock issued and outstanding. All of the outstanding shares of Common Stock have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive, maintenance or similar rights. At the Closing, the Securities shall be validly issued, fully paid and non-assessable and shall have not been issued in violation of any preemptive, maintenance or similar rights. Except as disclosed in the SEC Reports (as hereinafter defined), there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any capital stock of the Company or any other securities convertible into, or exchangeable, exercisable or evidencing the right to subscribe for, capital stock of the Company.

                    II.1.6. Financial Statements. The Company has delivered to the Purchaser true and complete copies of (a) the audited consolidated balance sheets of the Company at December 31, 1996 and 1997 and the related statements of income, cash flow and changes in shareholders' equity for the three years in the period ended December 31, 1997, accompanied by certified opinions of the Company's independent auditing firm as included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and (b) unaudited consolidated balance sheets of the Company at March 31, 1997 and 1998 and related statements of income, cash flow and changes in shareholders' equity for the periods then ended as contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, all of which have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. Such consolidated balance sheets, including the related notes, fairly present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company and the Subsidiaries at the dates indicated and such statements of income, cash flow and changes in shareholders' equity fairly present the consolidated results of operations, cash flow and changes in shareholders' equity of the Company and the Subsidiaries for the periods indicated. The unaudited consolidated financial statements as of and for the periods ending March 31, 1997 and 1998 contain all adjustments, which are solely of a normal recurring nature, necessary for a fair statement of the consolidated financial position and results of operations of the Company and the Subsidiaries for the periods then ended. References in this Agreement to the "Interim Balance Sheet" shall mean the consolidated balance sheet of the Company as of March 31, 1998 referred to above, and references in this Agreement to the "Interim Balance Sheet Date" shall be deemed to refer to March 31, 1998.

                    II.1.7. Business, Properties and Other Information. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has delivered to the Purchaser true and complete copies of the following reports and proxy statements filed with the Securities and Exchange Commission (the "Commission"):

                    A. its Annual Report on Form 10-K for its fiscal year ended December 31, 1997;

                    B. its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1998;

                    C.   its Current Report on Form 8-K dated March 3,
               1998; and

                    D. the Proxy Statement for its 1998 Annual Meeting of Stockholders, dated March 30, 1998.

          Said reports and proxy statements comprise all materials required to be filed by the Company with the Commission since December 31, 1997 and are collectively called the "SEC Reports," which term shall also include on the Closing Date all further reports which the Company may theretofore have filed with the Commission.

                    The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided that to the extent any such information therein was based upon or constitutes an estimate or projection, the Company represents only that in preparing such estimate or projection it acted in good faith and on a basis which the Company reasonably believed to be reasonable and on a basis consistent with the financial statements described in Section 2.1.6 hereof and contained in the SEC Reports. The Company knows of no facts not disclosed in the SEC Reports listed above which facts individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                    II.1.8. Absence of Undisclosed Liabilities. Neither the Company nor any of the Subsidiaries has liabilities or obligations, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

                    (a) those liabilities or obligations set forth on the Interim Balance Sheet (including the notes thereto) and not heretofore paid or discharged;

                    (b) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in the SEC Reports or not required to be disclosed therein because of the term or amount involved;

                    (c) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the Interim Balance Sheet Date;

                    (d) the obligations set forth in the Transaction Documents; and

                    (e) those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


                    II.1.9. Books of Account. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company and the Subsidiaries and do not contain any material inaccurate information or omit any material information necessary in order to make such books, records and accounts, in light of the circumstances under which they were prepared, not misleading. Neither the Company nor any of the Subsidiaries has engaged in any transaction, maintained any bank account or used any of the funds of the Company or the Subsidiaries except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

                    II.1.10. Contracts and Commitments. (a) The SEC Reports contain descriptions of and include as exhibits thereto all agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings required to be described therein and filed as an exhibit thereto pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

                    (b) Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings described in and filed as an exhibit to (or required to be described in and filed as an exhibit to) the SEC Reports is valid and enforceable in accordance with its terms; the Company and the Subsidiaries are (to the extent they are a party thereto), and to the Company's knowledge all other parties thereto are, in material compliance with the provisions thereof; the Company and the Subsidiaries are not, and to the Company's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of the Company, contains any contractual requirement with which there is a reasonable likelihood the Company, any Subsidiary or any other party thereto will be unable to comply.

                    II.1.11.  Liens and Encumbrances; Condition of Assets.
           (a) The Company and each of the Subsidiaries has good, valid and indefeasible title to its material assets free and clear of all title defects or objections, mortgages, liens, claims, charges, pledges, or other encumbrances of any nature whatsoever, including without limitation licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, charges, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature (collectively, "Liens"), other than (i) those reflected or reserved against on the Interim Balance Sheet (including the notes thereto), (ii) Liens for Taxes, assessments and other governmental charges that are not due and payable or that may thereafter be paid without penalty, (iii) those imposed by municipal, county, state or federal land use or development statutes, ordinances, rules, regulations or restrictions, and
          (iv) those that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. (The items referred to in the exception to the immediately preceding sentence are hereinafter referred to as "Permitted Liens".)

                    (b) All of the assets of the Company and the Subsidiaries are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and materially conform to all applicable laws, ordinances, codes, rules and regulations, and Permits relating to their construction, use and operation.

                    II.1.12. Insurance. The Company and each of the Subsidiaries has insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of law and of all material agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound. Except as set forth in Schedule 2.1.12, no event relating to the Company or the Subsidiaries has occurred that can reasonably be expected to result in a material retroactive upward adjustment in premiums under any such insurance policies or that is likely to result in a material prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been cancelled within the last two years and, to the Company's knowledge, no threat has been made to cancel any insurance policy of the Company or any Subsidiary during such period. No event has occurred, including, without limitation, the failure by the Company or any Subsidiary to give any notice or information or the Company or any Subsidiary giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any Subsidiary under any such insurance policies. The Company has provided the Purchaser with true and complete copies of all regularly prepared loss run reports as of the date hereof.

                    II.1.13. Conduct of the Business Since the Interim Balance Sheet Date. Except for the transactions contemplated by the Transaction Documents, since the Interim Balance Sheet Date, neither the Company nor any of the Subsidiaries has:

                    (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its material assets or properties;

                    (b) sold, encumbered, assigned or transferred any material assets or properties other than in the ordinary course of business consistent with past practices;

                    (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for Permitted Liens, in each case other than in the ordinary course consistent with past practices;

                    (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, in each case other than in the ordinary course of business consistent with past practices;

                    (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

                    (f) suffered any damage, destruction or loss that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                    (g) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $500,000 except in the ordinary course of business consistent with past practices or such as may be involved in ordinary repair, maintenance or replacement of its assets;

                    (h) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled, other than regularly scheduled increases in the ordinary course of business consistent with past practices;

                    (i) except as required by law or GAAP, changed any of the accounting principles followed by it or the methods of applying such principles;

                    (j) entered into any transaction other than in the ordinary course of business consistent with past practice; or

                    (k) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise).

                    II.1.14. Employee Benefit Plans. (a) All "employee benefit plans," as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit arrangements or payroll practices, including, without limitation, bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, stock purchase, severance pay, and change in control agreements, programs, policies or arrangements maintained by the Company or any Subsidiary or to which the Company or any Subsidiary contributes or contributed on behalf of its respective employees or has any liability, contingent or otherwise (the "Employee Plans"), are listed on Schedule 2.1.14(a). Any Employee Plans which constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA (the "Pension Plans") are so designated on
          Schedule 2.1.14(a). No Pension Plan is subject to Title IV of ERISA or Section 412 of the Code.

                    (b)  Except as set forth on Schedule 2.1.14(b),
          (i) each Pension Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code; and (ii) the Company and each of the Subsidiaries has complied with respect to each Employee Plan in all material respects with the reporting and disclosure requirements of ERISA and no "party in interest" or "disqualified person" has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                    (c) The Employee Plans have been established, maintained and operated in all material respects in accordance with their terms and with all provisions of ERISA, the Code and other applicable federal and state laws and regulations.

                    (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee or consultant (current, former or retired) of the Company or any of the Subsidiaries, (ii) increase any benefits otherwise payable under any Employee Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                    II.1.15. Litigation; Decrees. There are no judicial or administrative actions, proceedings or investigations pending or, to the Company's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement. Except as described in the SEC Reports or on Schedule 2.1.15, there are no
          (i) lawsuits, claims, administrative or other proceedings or investigations relating to the conduct of the Business pending or, to the Company's knowledge, threatened by, against or affecting the Company or any affiliate thereof or (ii) judgments, orders or decrees of any Governmental Entity binding on the Company or any Subsidiary.

                    II.1.16. Compliance With Law; Permits. The Company and each of the Subsidiaries has complied with each law, judgment, order and decree of any Governmental Entity to which the Company or the Subsidiaries or their business, operations, assets or properties is subject and is not currently in violation of any of the foregoing, except where the failure to so comply with or violation of any of the foregoing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of the Subsidiaries owns, holds, possesses or lawfully uses in the operation of its business all material licenses, permits, authorizations and approvals (collectively, "Permits") which are necessary to conduct the Business as now conducted or for the ownership and use of its assets, free and clear of all Liens and in compliance with all laws. For purposes of this Agreement, the term "Permit" excludes any development permit, approval or authorization issued by any municipal, county, state or federal agency. Neither the Company nor any Subsidiary is in default, nor has the Company or any Subsidiary received any notice of any claim of default, with respect to any such Permits. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Permits will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee or former employee of the Company or any affiliates of the Company, or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Permits which the Company or any Subsidiary owns, possesses or uses in the operation of the Business as now conducted.

                    II.1.17. Taxes. (a) All Tax Returns (as defined in paragraph (e) below) that are required to be filed on or before the Closing Date by the Company or any of the Subsidiaries have been duly filed on a timely basis under the statutes, rules or regulations of each applicable jurisdiction. To the best knowledge of the Company, all such Tax Returns were complete and accurate in all material respects. All Taxes reflected on such returns as owed by the Company or the Subsidiaries have been paid, whether or not such Taxes are disputed.

                    (b) No claim for assessment or collection of Taxes has been asserted against the Company or any of the Subsidiaries. Except as disclosed on Schedule 2.1.17(b), neither the Company nor any of the Subsidiaries is a party to any pending action, proceeding or investigation by any Governmental Entity for the assessment or collection of Taxes nor does the Company have knowledge of any such threatened action, proceeding or investigation.

                    (c) Except as disclosed on Schedule 2.1.17(c), no waivers of statutes of limitation in respect of any Tax Returns have been given or requested by the Company or any of the Subsidiaries nor has the Company or any Subsidiary agreed to any extension of time with respect to a Tax assessment or deficiency.
           No claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any Subsidiary does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction nor is the Company aware that any such assertion of jurisdiction is threatened. No security interests have been imposed upon or asserted against any of the assets of the Company or any of the Subsidiaries as a result of or in connection with any failure, or alleged failure, to pay any Tax.

                    (d) To the best knowledge of the Company, the Company and each of the Subsidiaries has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, consultant, independent contractor or other third party.

                    (e) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

                    II.1.18. Real Property. (a) The SEC Reports list all material real property owned by the Company and each of its Subsidiaries (collectively, the "Owned Real Property"). Except as described in the SEC Reports or on Schedule 2.1.18(a), the Company and each of its Subsidiaries has good and indefeasible title in fee simple title to all Owned Real Property owned by it, free and clear of all Liens (other than Permitted Liens).

               (b) The SEC Reports describe all material real property leased by the Company and each of its Subsidiaries (collectively, the "Leased Real Property"). Except as described in the SEC Reports or on Schedule 2.1.18(b), the Company and each of the Subsidiaries has good and valid leaseholds in all Leased Real Property, in each case, under enforceable leases, free and clear of all Liens (except Permitted Liens).

               (c) None of such Owned Real Property or Leased Real Property is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                    II.1.19. Commissions or Finders Fees. Neither the Company or any Subsidiary nor any person or entity acting on the behalf of the Company or any Subsidiary has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any other person or entity.

                    II.1.20. Certain Business Practices and Regulations; Affiliate Transactions. (a) None of the Company, the Subsidiaries or any directors, officers, agents or employees of the Company or the Subsidiaries has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                    (b)  Except as described in the SEC Reports or on
          Schedule 2.1.20(b), none of (A) the officers or directors of the Company or any of the Subsidiaries or any entity controlling or controlled by any of the foregoing, or (B) any securityholder known to the Company to own of record or beneficially more than 5% of the Common Stock, (i) owns, directly or indirectly, in whole or in part, any Leased Real Property or other property the use of which is necessary for the Business, (ii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Company or any of the Subsidiaries other than claims in the ordinary course of business, (iii) has sold to, or purchased from, the Company or any of the Subsidiaries any assets or property for aggregate consideration in excess of $60,000 since January 1, 1998, or (iv) is a party to any contract or participates in any arrangement, written or oral, pursuant to which the Business provides services of any nature to any such individual or entity, except to such individual in his capacity as an employee of the Company or any of the Subsidiaries.

                    II.1.21.  Compliance with Nasdaq National Market Rules
          and Regulations.   The Company has complied in all material
          respects with all rules and regulations of the National Associations of Securities Dealers, Inc. ("NASD") as they pertain to the Nasdaq Stock Market's National Market interdealer quotation system since the date the Common Stock was originally approved for quotation thereon. No event has occurred or, to the knowledge of the Company, is reasonably likely to occur which could result in the Common Stock being delisted from the Nasdaq National Market or the Company being subject to any material fine or sanction imposed by The Nasdaq Stock Market or the NASD.

               II.2. Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties to the Company, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Company.

                    II.2.1. Corporate Organization. The Purchaser is a limited partnership duly formed and validly existing under the laws of the State of Texas and has the requisite partnership power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

                    II.2.2. Authorization and Effect of Agreement. The Purchaser has the requisite partnership power to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery by the Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary partnership action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    II.2.3. Investment Intent. The Purchaser is acquiring the Securities for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention, agreement or understanding to sell or otherwise dispose of all or any part of the Securities.

                    II.2.4. Sophistication and Financial Strength. The Purchaser is an "accredited investor" (as that term is defined in Rule 501 promulgated under the Securities Act) with such knowledge and experience in business and financial matters that the Purchaser is capable of evaluating, and has evaluated, the merits and risks of an investment in the Company and of making an informed investment decision. The Purchaser has sufficient financial strength to hold the Securities as an investment and to bear the economic risks of such investment (including the possible loss of such investment) for an indefinite period of time. The Purchaser has had the opportunity to ask questions of representatives of the Company and receive answers concerning the terms and conditions of the Securities and to obtain any additional information that it deemed necessary to verify the accuracy of information provided to Purchaser by the Company.

                    II.2.5. Restrictions on Transfer. The Purchaser understands that neither the Securities nor the Common Stock for which the Securities may be redeemed has been registered under the Securities Act or the securities laws of any state or other jurisdiction and that neither the Securities nor the Common Stock may be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act and any applicable state securities laws or sold, transferred or disposed of in a transaction exempt for the registration requirements of the Securities Act and any applicable state securities laws (and, if requested by the Company, the Purchaser shall deliver an opinion of counsel reasonably satisfactory to the Company that such transaction is exempt from such registration requirements).

                         ARTICLE III.  CONDITIONS TO CLOSING

               III.1.  Conditions Precedent to Obligations of the
          Purchaser. The obligations of the Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived at the option of the Purchaser:

                    III.1.1.  Representations, Warranties and Covenants.

                    (a) All representations and warranties of the Company made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto that are qualified with respect to materiality shall be true and complete in all respects as of the date hereof and on and as of the Closing Date and such representations and warranties that are not so qualified shall be true and complete on the date hereof and, in all material respects, on and as of the Closing Date, without regard to any schedule updates furnished by the Company after the date hereof.

                    (b) All of the terms, covenants and conditions to be complied with and performed by the Company on or prior to the Closing Date shall have been complied with or performed.

                    (c) The Purchaser shall have received a certificate, dated as of the Closing Date, executed by an Executive Officer of the Company, certifying in such detail as the Purchaser may reasonably request that the conditions specified in Sections 3.1.1(a) and (b) hereof have been fulfilled.

                    III.1.2. Closing Deliveries. The Company shall have delivered to the Purchaser the documents identified in Section 4.1.

                    III.1.3. Governmental Consents or Approvals. Each of the governmental and other approvals, consents or waivers listed or required to be listed on Schedule 2.1.4 shall have been obtained.

                    III.1.4. No Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

                    III.1.5. Stock Certificates. Stock certificates representing the Securities shall have been duly executed and delivered in accordance with Section 1.2.

                    III.1.6. Certificate of Designations. The Certificate of Designations shall have been duly filed with, and accepted by, the Secretary of State of the State of Delaware.

               III.2. Conditions Precedent to Obligations of the Company. The obligations of the Company under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of the Company:

                    III.2.1.  No Material Misrepresentation or Breach.
                    (a) All representations and warranties of the Purchaser made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date.

                    (b) All of the terms, covenants and conditions to be complied with and performed by the Purchaser on or prior to the Closing Date shall have been complied with or performed.

                    (c) The Company shall have received a certificate, dated as of the Closing Date, executed by an Executive Officer of the Purchaser, certifying in such detail as the Company may reasonably request that the conditions specified in Sections 3.2.1(a) and (b) hereof have been fulfilled.

                    III.2.2. Closing Deliveries. The Purchaser shall have delivered to the Company the purchase price and certificate as set forth in Section 4.2.

                    III.2.3. Governmental Consents or Approvals. Each of the governmental and other approvals, consents or waivers listed on Schedule 2.1.4 shall have been obtained.


                    III.2.4. No Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

               III.3. Conditions Precedent to Obligations of each of the Company and the Purchaser. The obligations of the Company and the Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by mutual agreement of the Company and the Purchaser:

                    III.3.1. Investor Rights Agreement. An Investor Rights Agreement (the "Investor Rights Agreement"), in the form attached as an exhibit to the Master Agreement (as defined), shall have been duly executed and delivered, shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

                    III.3.2. Master Agreement. A Master Agreement (the "Master Agreement"), shall have been duly executed and delivered, shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

                    III.3.3. Loan Agreement. A Loan Agreement (the "Loan Agreement"), in the form attached as an exhibit to the Master Agreement, shall have been duly executed and delivered, shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

                           ARTICLE IV.  CLOSING DELIVERIES

               IV.1. Deliveries by the Company. At the Closing, the Company will deliver to the Purchaser the following:

                    IV.1.1. Certified Resolutions. Certified resolutions of the Board of Directors of the Company approving the execution and delivery of this Agreement, the Transaction Documents, and each of the other documents delivered by the Company pursuant hereto or thereto and authorizing the consummation of the transactions contemplated hereby and thereby.

                    IV.1.2. Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of the Company in the form described in Section 3.1.1.

                    IV.1.3. Good Standing Certificates. Governmental certificates showing that the Company and the Subsidiaries are duly incorporated and in good standing in the state of its organization certified as of a date not more than five (5) days before the Closing Date.

               IV.2. Deliveries by the Purchaser. At the Closing, the Purchaser will deliver to the Company:

                    IV.2.1. Purchase Price. Cash in immediately available funds via wire transfer in the aggregate amount of $9,999,995.52 to the account or accounts designated by the Company pursuant to
          Section 1.2.

                    IV.2.2. Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of the Purchaser in the form described in Section 3.2.1.

                         ARTICLE V.  POST-CLOSING COVENANTS

               V.1. Post-Closing Notifications. The Purchaser and the Company will, and each will cause their respective affiliates to, comply with any post-Closing notification or other requirements, to the extent then applicable to such party, of any antitrust, trade competition, investment or control, export or other law of any Governmental Entity having jurisdiction over the Purchaser or the Company.

               V.2. Certain Tax Matters. All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the issuance of the Securities or otherwise on account of this Agreement or the transactions contemplated hereby will be borne by the Company. The Company will indemnify the Purchaser against any liability, direct or indirect, for any Taxes imposed on the Purchaser with respect to the issuance of the Securities.


                      ARTICLE VI.  SURVIVAL AND INDEMNIFICATION

               VI.1. Survival of Representations, Warranties and Covenants. (a) The representations and warranties of the Company and of the Purchaser contained in this Agreement shall survive the Closing for a period of two years thereafter. Any claim for an Indemnifiable Loss (as hereafter defined) asserted within such period of survival as herein provided will be timely made for purposes hereof.

                    (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement shall survive the Closing and remain in effect for two years.

               VI.2.  Certain Definitions.  For purposes of this Agreement,
          (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement,
          (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity, including without limitation any Governmental Entity), including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith; provided, that Indemnifiable Losses shall not include any loss of anticipated profits, loss of use of revenues or capital, or any other special, incidental or consequential losses or damages, and
          (v) "Third Party Claim" means any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an affiliate of a party to this Agreement.

               VI.3. Indemnification. (a) The Company agrees to indemnify, defend and hold harmless the Purchaser and its affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses, subject to the limitations and equitable adjustments set forth Section 6.5 hereof, to the extent relating to, resulting from or arising out of:

                    (i) any breach of representation or warranty of the Company under Article II of this Agreement; and

                    (ii) any breach or nonfulfillment of any agreement or covenant of the Company under the terms of this Agreement.

                    (b) The Purchaser agrees to indemnify, defend and hold harmless the Company and its affiliates and their respective directors, officers, partners, employees, agents, and representatives from and against any and all Indemnifiable Losses, subject to the limitations set forth Section 6.5 hereof, to the extent relating to, resulting from and arising out of:

                    (i) any breach of representation or warranty by the Purchaser under Article II of this Agreement; and

                    (ii) any breach or nonfulfillment of any agreement or covenant of the Purchaser under the terms of this Agreement.

               (c)  (i)  The Company agrees to pay, in accordance with
               Section 6.3(c)(ii) below, any costs and expenses of the defense of any lawsuit (a "Transaction Suit"), including any negotiations relating to the settlement or compromise thereof, initiated by a third party against the Purchaser or any of its affiliates or their respective officers, directors, employees, partners, agents or representatives (each, a "Purchaser Transaction Defense Party") that arises out of or is based upon allegations relating to the transactions contemplated by the Transaction Documents that are consummated on the Closing Date in the event that any such Transaction Suit is filed within two years of the date of this Agreement.

                    (ii) If any Purchaser Transaction Defense Party is
               named or becomes party to any Transaction Suit, the Company agrees to assume and provide for the defense of such Purchaser Transaction Defense Party, including providing a joint defense in the event that the Company or any of its affiliates or their officers, directors, employees, partners, agents or representatives (each, a "Company Transaction Defense Party") is named or becomes a party to such Transaction Suit. The Company shall provide legal counsel to the Purchaser Transaction Defense Party (and pay all related fees and expenses of such counsel), which counsel shall be reasonably satisfactory to Purchaser and may be counsel for the Company. Notwithstanding the foregoing, the Purchaser Transaction Defense Parties shall have the right to employ their own counsel, and the Company shall pay the reasonable fees and expenses of such counsel in an amount up to $250,000, in the event that the Purchaser, upon advice of counsel, reasonably concludes that there is a conflict of interest between any Purchaser Transaction Defense Party, on the one hand, and any Company Transaction Defense Party, on the other hand, in any such Transaction Suit.

               VI.4. Defense of Claims. (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

                    (b) If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to
          Section 6.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 6.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such ten calendar day period.

                    (c) A failure to give timely notice or to include any specified information in any notice as provided in Sections 6.4(a) or 6.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

                    (d) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Article VI.

               VI.5.  Limitation of Liability.  (a)    Notwithstanding any
          other provision hereof, no Indemnitee will be entitled to make a claim against an Indemnifying Party in respect of any breach of a representation or warranty under Section 6.3(a)(i) or 6.3(b)(i) unless and until the aggregate amount of claims in respect of breaches of representations and warranties asserted for Indemnifiable Losses under Section 6.3(a)(i) or 6.3(b)(i), as applicable, exceeds $500,000, in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party to the extent of the full amount of the Indemnifiable Losses.

                    (b) Notwithstanding any other provision hereof, in no event shall an Indemnifying Party be liable under this Article VI for any Indemnifiable Losses in excess of $10,000,000.

                    (c) In the event of a claim or right of action by either party hereto against the other party arising out of this Agreement and the transactions contemplated hereby (whether based on contract, tort (including negligence), strict liability or otherwise), each party's sole and exclusive remedy shall be its rights under this Article VI and Section 8.1 of this Agreement.

                              ARTICLE VII.  TERMINATION

               VII.1. Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing, (a) by the mutual written consent of the Purchaser and the Company, or (b) if the party seeking to terminate is not then in material default or breach of this Agreement:

                    (i) by either the Purchaser or the Company if the Closing shall not have occurred on or before June 30, 1998;

                    (ii) by either the Purchaser or the Company if there
               shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof; or

                    (iii) by either the Purchaser or the Company if the other party is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within twenty (20) days of the date of notice of default served by the party claiming such material default.

          In no event shall termination of this Agreement relieve any party of any liability for breaches of this Agreement prior to the date of termination.


                       ARTICLE VIII.  MISCELLANEOUS PROVISIONS

               VIII.1. Specific Performance. The parties recognize that if the Company refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the Purchaser for its injury. The Purchaser shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by the Purchaser to enforce this Agreement, the Company shall waive the defense that there is an adequate remedy at law. In the event of a default by the Company which results in the filing of a lawsuit for damages, specific performances, or other remedies, the Purchaser shall be entitled to reimbursement by the Company of reasonable legal fees and expenses incurred by the Purchaser.

               VIII.2. Notices. All notices and other communications required or permitted hereunder will be in writing and (i) delivered personally, (ii) sent by telefacsimile, (iii) delivered by a nationally recognized overnight courier service, or (iv) sent by registered or certified mail, postage prepaid, as follows:

                    (a)  If to the Company, to:
                         Stratus Properties Inc.
                         98 San Jacinto Boulevard, Suite 2200
                         Austin, Texas 78701
                         Facsimile No.: (512) 478-5788
                         Attention:       William H. Armstrong, III


                         with a copy to:

                         Stratus Properties Inc.
                         1615 Poydras
                         New Orleans, LA 70112
                         Facsimile No.: (504) 585-3513
                         Attention:       John G. Amato

                    (b)  If to the Purchaser, to:

                         Oly/Stratus Equities, L.P.
                         200 Crescent Court, Suite 1650
                         Dallas, Texas 75201
                         Facsimile No.: (214) 740-7355
                         Attention: David D. Deniger

                         with a copy to:

                         Weil, Gotshal & Manges LLP
                         100 Crescent Court, Suite 1300
                         Dallas, Texas 75201
                         Facsimile No.: (214) 746-7777
                         Attention:     Robert C. Feldman

          All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 8.2 will (x) if delivered personally or by overnight courier service, be deemed given upon delivery; (y) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electron-ically confirmed; and (z) if sent by registered or certified mail, be deemed given three days following the date mailed. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

               VIII.3. Expenses. Except as otherwise expressly set forth herein, each party hereto shall pay its own fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

               VIII.4. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by the Company. Nothing in this Agreement is intended to limit the ability of the Purchaser to sell or to transfer any or all of the Securities (and the rights relating thereto) following the Closing Date.

               VIII.5. Waiver. The Purchaser and the Company by written notice to the other may (a) extend the time for performance of any of the obligations of the other under this Agreement,
          (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered in connection herewith, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that no such party may, without the prior written consent of the other party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any of its affiliates) representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

               VIII.6. Entire Agreement. The Transaction Documents (including the Schedules and Exhibits hereto and thereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby or thereby. The Transaction Documents (together with the Exhibits and Schedules hereto and thereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their affiliates except as expressly set forth herein.

               VIII.7. Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto.

               VIII.8. Rights of the Parties. Except as expressly provided in Article VI or in Section 8.4, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

               VIII.9. Brokers. The Purchaser hereby agrees to indemnify and hold harmless the Company, and the Company hereby agrees to indemnify and hold harmless the Purchaser, against any liability, claim, loss, damage or expense incurred by the Purchaser or by the Company, as the case may be, relating to any fees or commissions owed to any broker, finder, or financial advisor as a result of actions taken by the other in connection with this Agreement or the transactions contemplated hereby. Any indemnification payment by the Company required by this Section shall be equitably adjusted so that the payment of such amount shall not adversely affect the Purchaser, through its ownership of the Securities or the Common Stock issuable upon redemption thereof, if any, or otherwise.

               VIII.10. Further Assurances. From time to time, as and when requested by any party, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

               VIII.11. Governing Law. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the laws of the State of Delaware, without regard to conflict of law principles thereof.

               VIII.12. Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

               VIII.13. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

               VIII.14. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

               VIII.15.  Certain Interpretive Matters and Definitions.
          (a) Unless the context otherwise requires, (i) "Transaction Documents" mean, collectively, this Agreement, the Certificate of Designations, the Investor Rights Agreement, the Master Agreement, and the Loan Agreement, including all exhibits and schedules hereto or thereto, (ii) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (iii) each term defined in this Agreement has the meaning assigned to it, (iv) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (v) "or" is disjunctive but not necessarily exclusive, (vi) words in the singular include the plural and vice versa, and (vii) the terms "affiliate" and "subsidiary" have the meanings given to them in Rule 12b-2 of Regulation 12B under the Exchange Act. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

                    (b) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

              [The remainder of this page is intentionally left blank.]


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   STRATUS PROPERTIES INC.
                                   (formerly known as FM Properties Inc.)


                                   By:
                                      Name:
                                      Title:


                                   OLY/STRATUS EQUITIES, L.P.


                                   By:  Oly Fund II GP Investments, L.P.,
                                        its General Partner

                                        By:  Oly Real Estate Partners II,
                                             L.P., its General Partner

                                             By:  Oly REP II, L.P., its
                                                  General Partner

                                                  By:  Oly Fund II, LLC,
                                                       its General Partner


                                                  By:
                                                     Name:
                                                     Title:




                                  TABLE OF CONTENTS

                                                                       Page

                         ARTICLE I.  ISSUANCE OF SECURITIES ............  1

               1.1.  Authorization......................................  1

               1.2.  Purchase and Sale of the Securities; the Closing...  1


                     ARTICLE II.  REPRESENTATIONS AND WARRANTIES........  2

               2.1.  Representations and Warranties of the Company......  2

                    2.1.1.  Organization and Good Standing..............  2

                    2.1.2.  Authorization of Agreement; Binding

                         Obligation.....................................  2

                    2.1.3.  Subsidiaries and Equity Investments.........  3

                    2.1.4.  No Restrictions Against Issuance of

                         Securities; Required Consents..................  3

                    2.1.5.  Capitalization..............................  4

                    2.1.6.  Financial Statements........................  5

                    2.1.7.  Business, Properties and Other

                         Information....................................  5

                    2.1.8.  Absence of Undisclosed Liabilities..........  6

                    2.1.9.  Books of Account............................  7

                    2.1.10.  Contracts and Commitments..................  7

                    2.1.11.  Liens and Encumbrances; Condition of

                         Assets.........................................  7

                    2.1.12.  Insurance..................................  8

                    2.1.13.  Conduct of the Business Since the Interim

                         Balance Sheet Date.............................  8

                    2.1.14.  Employee Benefit Plans..................... 10

                    2.1.15.  Litigation; Decrees........................ 10

                    2.1.16.  Compliance With Law; Permits............... 11

                    2.1.17.  Taxes...................................... 11

                    2.1.18.  Real Property.............................. 12

                    2.1.19.  Commissions or Finders Fees................ 13

                    2.1.20.  Certain Business Practices and

                         Regulations; Affiliate Transactions............ 13

                    2.1.21.  Compliance with Nasdaq National Market

                         Rules and Regulations.......................... 13

               2.2.  Representations and Warranties of the Purchaser.... 14

                    2.2.1.  Corporate Organization...................... 14

                    2.2.2.  Authorization and Effect of Agreement....... 14

                    2.2.3.  Investment Intent........................... 14

                    2.2.4.  Sophistication and Financial Strength....... 14

                    2.2.5.  Restrictions on Transfer.................... 15


                         ARTICLE III.  CONDITIONS TO CLOSING............ 15

               3.1.  Conditions Precedent to Obligations of the

                    Purchaser........................................... 15

                    3.1.1.  Representations, Warranties and Covenants... 15

                    3.1.2.  Closing Deliveries.......................... 16

                    3.1.3.  Governmental Consents or Approvals.......... 16

                    3.1.4.  No Adverse Proceedings...................... 16

                    3.1.5.  Stock Certificates.......................... 16

                    3.1.6.  Certificate of Designations................. 16

               3.2.  Conditions Precedent to Obligations of the

                    Company............................................. 16

                    3.2.1.  No Material Misrepresentation or Breach..... 16

                    3.2.2.  Closing Deliveries.......................... 17

                    3.2.3.  Governmental Consents or Approvals.......... 17

                    3.2.4.  No Adverse Proceedings...................... 17

               3.3.  Conditions Precedent to Obligations of each of

                    the Company and the Purchaser....................... 17

                    3.3.1.  Investor Rights Agreement................... 17

                    3.3.3.  Loan Agreement.............................. 17


                           ARTICLE IV.  CLOSING DELIVERIES.............. 17

               4.1.  Deliveries by the Company.......................... 17

                    4.1.1.  Certified Resolutions....................... 18

                    4.1.2.  Officer's Certificate....................... 18

                    4.1.3.  Good Standing Certificates.................. 18

               4.2.  Deliveries by the Purchaser........................ 18

                    4.2.1.  Purchase Price.............................. 18

                    4.2.2.  Officer's Certificate....................... 18


                         ARTICLE V.  POST-CLOSING COVENANTS ............ 18

               5.1.  Post-Closing Notifications......................... 18

               5.2.  Certain Tax Matters................................ 18


                      ARTICLE VI.  SURVIVAL AND INDEMNIFICATION......... 19

               6.1.  Survival of Representations, Warranties and

                    Covenants........................................... 19

               6.2.  Certain Definitions................................ 19

               6.3.  Indemnification.................................... 19

               6.4.  Defense of Claims.................................. 20

               6.5.  Limitation of Liability............................ 22


                              ARTICLE VII.  TERMINATION................. 22

               7.1.  Termination........................................ 22


                       ARTICLE VIII.  MISCELLANEOUS PROVISIONS.......... 23

               8.1.  Specific Performance............................... 23

               8.2.  Notices............................................ 23

               8.3.  Expenses........................................... 24

               8.4.  Successors and Assigns............................. 24

               8.5.  Waiver............................................. 25

               8.6.  Entire Agreement................................... 25

               8.7.  Amendments and Supplements......................... 25

               8.8.  Rights of the Parties.............................. 25

               8.9.  Brokers............................................ 25

               8.10.  Further Assurances................................ 26

               8.11.  Governing Law..................................... 26

               8.12.  Severability...................................... 26

               8.13.  Execution in Counterparts......................... 26

               8.14.  Titles and Headings............................... 26

               8.15.  Certain Interpretive Matters and Definitions...... 26


                                    Defined Terms


          Agreement..........................................  Introduction
          Business...............................................  Recitals
          Certificate of Designations.......................... Section 1.1
          Closing Date......................................... Section 1.2
          Code........................................... Section 2.1.14(b)
          Commission......................................... Section 2.1.7
          Common Stock....................................... Section 2.1.5
          Company............................................. Introduction
          Company Transaction Defense Party..............Section 6.3(c)(ii)
          Direct Claim...................................... Section 6.4(d)
          Employee Plans................................. Section 2.1.14(a)
          ERISA.......................................... Section 2.1.14(a)
          Exchange Act....................................... Section 2.1.7
          GAAP............................................... Section 2.1.6
          Governmental Entity...............................  Section 2.1.4
          Indemnifiable Losses................................. Section 6.2
          Indemnifying Party................................... Section 6.2
          Indemnitee........................................... Section 6.2
          Indemnity Payment.................................... Section 6.2
          Interim Balance Sheet Date......................... Section 2.1.6
          Interim Balance Sheet.............................. Section 2.1.6
          Investor Rights Agreement.......................... Section 3.3.1
          Leased Real Property........................... Section 2.1.18(b)
          Liens.......................................... Section 2.1.11(a)
          Master Agreement................................... Section 3.3.2
          NASD.............................................. Section 2.1.21
          Owned Real Property............................ Section 2.1.18(a)
          Pension Plans.................................. Section 2.1.14(a)
          Permits........................................... Section 2.1.16
          Permitted Liens................................ Section 2.1.11(a)
          Preferred Stock.................................... Section 2.1.5
          Purchaser........................................... Introduction
          Purchaser Transaction Defense Party.............Section 6.3(c)(i)
          SEC Reports........................................ Section 2.1.7
          Securities........................................... Section 1.1
          Securities Act..................................... Section 2.1.4
          Subsidiaries....................................... Section 2.1.3
          Tax Return..................................... Section 2.1.17(e)
          Tax............................................ Section 2.1.17(e)
          Taxes.......................................... Section 2.1.17(e)
          Third Party Claim.................................... Section 6.2
          Transaction Documents............................ Section 8.15(a)
          Transaction Suit................................Section 6.3(c)(i)


          Exhibits

          Exhibit A Form of Certificate of Designations

          Schedules

          Schedule 2.1.3 Subsidiaries and Equity Investments
          Schedule 2.1.4 Governmental Entity Consents
          Schedule 2.1.12     Insurance Matters
          Schedule 2.1.14(a)  Employee Plans and Pension Plans
          Schedule 2.1.14(b)  Pension Plans Qualification
          Schedule 2.1.15     Litigation
          Schedule 2.1.17(b)  Tax Proceedings
          Schedule 2.1.17(c)  Tax Waivers
          Schedule 2.1.18(a)  Owned Real Property
          Schedule 2.1.18(b)  Leased Real Property
          Schedule 2.1.20(b)  Affiliate Transactions



          NOTICE OF INDEMNIFICATION:  THIS AGREEMENT CONTAINS
          INDEMNIFICATION PROVISIONS IN ARTICLE VI, NOTICE OF WHICH IS HEREBY GIVEN.

                            SECURITIES PURCHASE AGREEMENT

                              DATED AS OF MAY 22, 1998

                                   BY AND BETWEEN

                             OLY/STRATUS EQUITIES, L.P.

                                         AND

                               STRATUS PROPERTIES INC.